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                                                                    EXHIBIT 11.2
                                   PSINET INC.

   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                      USED IN CALCULATION (UNAUDITED) (1)


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
                                                                                        NINE MONTHS ENDED
                                                                                        SEPTEMBER 30, 1999
                                                                                        ------------------
Weighted average shares outstanding:
Common stock:
         Shares outstanding at beginning of period                                           52,083,639
         Weighted average shares issued during the nine months ended September 30, 1999
         (1,890,234 shares)                                                                   8,021,219
                                                                                          -------------

                                                                                             60,104,858
                                                                                          =============

Net loss available to common shareholders                                                 $(208,940,000)
                                                                                          =============

Basic and diluted loss per share                                                          $       (3.48)
                                                                                          =============
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(1)For a description of basic and diluted loss per share, see Note 1 of the
   Notes to Consolidated Financial Statements included in the Company's Annual
   Report on Form 10-K for the year ended December 31, 1998 as filed with the
   Securities and Exchange Commission.